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                                                                    EXHIBIT 10.6




July 9, 1997


Mr. Bobby S. Shackouls
5051 Westheimer
Houston, Texas 77056-2124

Dear Bobby:

Your Employment Agreement with Burlington Resources Inc. (the "Company") is dated December 6, 1995 (the "Agreement"). The Board of Directors (the "Board") of the Company has deemed it advisable and in the best interests of the Company and its stockholders to amend the Agreement with respect to the matters addressed herein. Accordingly, this letter, when accepted by you in the space provided below, will amend the Agreement, effective immediately, in the following particulars:

      1. Position. Your position will be that of Chairman of the Board, President and Chief Executive Officer of the Company.

      2. Base Salary. Your minimum salary will be $750,000 per annum or such higher rate as may be fixed from time to time by the Board.

      3. Term of Obligations. Each reference in the Agreement to December 15, 2000 shall be replaced with July 9, 2002.

The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. If this letter correctly sets forth our agreement, please sign the original and return it to me. Please retain a copy for your records.

Very truly yours,

BURLINGTON RESOURCES INC.

/s/ GERALD J. SCHISSLER
--------------------------------
BY  Gerald J. Schissler
Its Executive Vice President,
       Law and Administration

                                          ACCEPTED AND AGREED TO
                                          this 9th day of July, 1997.

                                          /s/ BOBBY S. SHACKOULS
                                          ------------------------------------
                                          Bobby S. Shackouls